Exhibit 4.4

Number 1	11,500 Shares
7.00% FIXED-RATE RESET	7.00% FIXED-RATE RESET
NON-CUMULATIVE PERPETUAL	NON-CUMULATIVE PERPETUAL
PREFERRED STOCK, SERIES A	PREFERRED STOCK, SERIES A

UMB Financial Corporation	SEE REVERSE FOR
A CORPORATION FORMED	IMPORTANT NOTICE ON
UNDER THE LAWS OF THE	TRANSFER RESTRICTIONS
STATE OF MISSOURI	AND OTHER INFORMATION

CUSIP

ISIN

This Certifies that	COMPUTERSHARE TRUST COMPANY, N.A.

is the record holder of	Eleven Thousand Five Hundred

FULLY PAID AND NON-ASSESSABLE SHARES 7.00% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, $0.01 PAR VALUE PER SHARE, OF

UMB Financial Corporation

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Articles of Incorporation of the Corporation (as amended, the “Restated Articles of Incorporation”), the Certificate of Designation, dated [•], of the Corporation (the “Certificate of Designation”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

SECRETARY	CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A..
Canton, MA

By:
AUTHORIZED SIGNATURE

[SEAL]

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE RESTATED ARTICLES OF INCORPORATION, THE CERTIFICATE OF DESIGNATION AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED SHARE CERTIFICATE, OR THEIR LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

	UNIF GIFT MIN ACT	Custodian
TEN COM -	as tenants in common	(Custodian)	(Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors Act of
JT TEN -	as joint tenants with right of
	survivorship and not as	(State)
tenants in common Custodian

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING # OF ASSIGNEE)

_____________(_______________) shares of preferred stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ________________________ attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.

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